December 21, 1995



C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

Dear Sirs:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") and the related prospectus (the "Prospectus") of C. R. Bard, Inc. (the "Company") relating to the registration of 672,618 shares of the Company's Common Stock, par value $.25 per share (the "Shares"), to be sold from time to time by the selling stockholders named in the Registration Statement, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable under the provisions of the New Jersey Business Corporation Act.

     I hereby consent to the reference to me under the caption
"Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,




                               /s/ Richard A. Flink
                                   Richard A. Flink
                                   Vice President and
                                   General Counsel



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